UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

 Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 11, 2016

Cosi, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-50052	06-1393745
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

294 Washington Street, Suite 510	Boston, Massachusetts	02108
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (857) 415-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03.	Bankruptcy or Receivership

On October 11, 2016, Cosi, Inc. (the “Company”) announced that it is aggressively seeking qualified bidders who may have an interest in purchasing substantially all of its assets in a sale process under Section 363 of the Bankruptcy Code. The Company also announced that the bidding procedures and sale schedule, which are pending approval of the Bankruptcy Court, will be available on or about October 20, 2016, and that all bids must be received by November 14, 2016.

As previously disclosed, on September 28, 2016, the Company and its subsidiaries filed voluntary Chapter 11 petitions in the United States Bankruptcy Court for the District of Massachusetts, (Eastern Division) Case No. 16-13704 (MSH). Prior to the Chapter 11 filing, the Company entered into a non-binding term sheet with its lenders, AB Opportunity Fund LLC, AB Value Partners, L.P., and Milfam II L.P., pursuant to which these lenders or their designees agreed to lend the Company money in the bankruptcy as the Company’s debtors-in-possession (“DIP”) lenders. Also, the DIP lenders have proposed to purchase substantially all of the Company’s assets and, subject to Bankruptcy Court approval, would serve as the “stalking horse bidder” in the 363 sale process. Qualified bidders must submit a higher or better bid than the offer from the stalking horse bidder.

Interested parties must sign a confidentiality and non-disclosure agreement to gain access to confidential detailed due diligence materials, and must demonstrate financial ability to be considered qualified bidders. Parties interested in the 363 sale process may contact Randy Kominsky, Cosi’s Chief Restructuring Officer, at rkominsky@allianceffg.com.

A copy of the press release, dated September 30, 2016, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure

Additional information on the Chapter 11 Cases, including access to documents filed with the Bankruptcy Court and other general information about the Chapter 11 Cases, is available at a subscription based service known as PACER at https://pacer.mab.uscourts.gov/cgi-bin/login.pl.

The information in Item 7.01 of this Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in Item 7.01 of this Form 8-K shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing.

Item 8.01.	Other Events.

On October 11, 2016, the Company issued a press release announcing that it is aggressively seeking qualified bidders who may have an interest in purchasing substantially all of its assets in a sale process under Section 363 of the Bankruptcy Code. The Company also announced that the bidding procedures and sale schedule, which are pending approval of the Bankruptcy Court, will be available on or about October 20, 2016, and that all bids must be received by November 14, 2016.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release of Cosi, Inc., dated October 11, 2016.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cosi, Inc.

Date: October 14, 2016.
/s/ Vicki Baue
	Name:	Vicki Baue
	Title:	V. P. & General Counsel, CCO

EXHIBIT INDEX

Exhibit No.	Description	Paper (P) or Electronic (E)

99.1	Press Release of Cosi, Inc., dated October 11, 2016.	E